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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2012

To the Shareholders of Allied Motion Technologies Inc.:

        You are hereby notified that the 2012 Annual Meeting of Shareholders of Allied Motion Technologies Inc. (the "Company") will be held on Thursday, May 10, 2012 at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, CO 80112. At this meeting, the shareholders will be asked to act on the following matters:

  1.
  To elect nine directors of the Company;

  2.
  To consider the appointment of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as the Company's independent registered public accounting firm for the 2012 fiscal year; and

  3.
  To transact such other business as may properly come before the 2012 Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 14, 2012 are entitled to notice of and to vote at the 2012 Annual Meeting and any adjournment thereof.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the 2012 Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

        If your shares are held in street name and YOU do not vote your shares on Proposal One (Election of Directors), your broker or other nominee can no longer vote them for you and your shares will remain unvoted. THEREFORE, IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES FOR ALL PROPOSALS.

By Order of the Board of Directors Susan M. Chiarmonte Secretary

DATED: March 16, 2012

Important Notice Regarding the Internet Availability of Proxy Materials: This Proxy Statement and the Company's Annual Report are available on the Internet at https://materials.proxyvote.com/019330.

THIS IS AN IMPORTANT MEETING. ALL SHAREHOLDERS ARE URGED TO VOTE.

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PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE 2012 ANNUAL MEETING

Why did I receive this proxy?

        The Board of Directors of Allied Motion Technologies Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held Thursday, May 10, 2012, at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, CO 80112. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

        All shareholders of record as of the close of business on Wednesday, March 14, 2012 (the "Record Date") are entitled to vote at the Annual Meeting.

What is the quorum for the Annual Meeting?

        A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding on the Record Date. No business may be conducted at the Annual Meeting if a quorum is not present. Broker non-votes (shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote) and abstentions will be counted as shares present in determining whether a quorum is present. As of the Record Date, 8,644,882 shares of Common Stock were issued and outstanding.

How many votes do I have?

        Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

        Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Common Stock, how do I vote?

        If you are a shareholder of record, you may vote by mailing a completed proxy card. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope and your shares will be voted at the Annual Meeting in the manner you directed. You may also vote your shares in person at the Annual Meeting. If you are a shareholder of record, you may request a ballot at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the "shareholder of record") that must be followed for the shareholder of record to vote your shares per your instructions. You may complete and return the voting instruction form in the self-addressed postage paid envelope provided, or you may vote 24 hours a day via the internet or telephone by following the instructions on the enclosed vote instruction form.

        If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the appointment of EKS&H (Proposal Two). Please ensure that you complete the voting instruction card sent by your bank or broker.

        If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the shareholder of record and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What am I voting on?

        You will be voting on the following proposals:

  •
  Proposal One:    The election of nine Directors of the Company

  •
  Proposal Two:    The ratification of EKS&H as the Company's independent registered public accounting firm for the 2012 fiscal year

Will there be any other items of business on the agenda?

        We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Delwin D. Hock and Richard D. Smith with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

        The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.

        Pursuant to our Amended and Restated Articles of Incorporation and Bylaws, directors will be elected by the affirmative vote of the majority of the votes cast with respect to such director's election.

        Ratification of the appointment of EKS&H as the Company's independent registered public accounting firm for the 2012 fiscal year requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted?

        For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

 What happens if I return my proxy card without voting on all proposals?

        When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, the proxy will be voted with the Board's recommendations.

Can I change my vote after I return my proxy card?

        You can revoke your proxy and change your vote at any time prior to the voting thereof at the Annual Meeting. You can do this by:

  •
  filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or

  •
  attending the Annual Meeting, withdrawing the proxy and voting in person.

        If your shares are held by a nominee and you seek to vote shares in person at the Annual Meeting, you must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Your attendance at the Annual Meeting will not in itself revoke your proxy.

Will anyone contact me regarding this vote?

        Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, we have retained the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail or telephone. The costs are not expected to exceed $7,000 plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.

Who has paid for this proxy solicitation?

        The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

May shareholders ask questions at the Annual Meeting?

        Yes. There will be time allotted at the end of the meeting when Company representatives will answer questions from the floor.

How can I obtain a copy of this year's Annual Report on Form 10-K?

        A copy of the Company's 2011 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2011, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") may be obtained free of charge by writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary or by accessing the "SEC Filings" section of the Company's website at www.alliedmotion.com. In addition, the Proxy Statement and Annual Report are available on the internet at https://materials.proxyvote.com/019330.

 What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return ALL proxy cards to ensure that all your shares are voted.

When was this proxy statement mailed?

        This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about March 20, 2012.

Can I find additional information on the Company's website?

        Yes. Our website is located at www.alliedmotion.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of ethics, corporate governance principles, charters of board committees and reports that we file with the SEC. A copy of our code of ethics, corporate governance principles and each of the charters of our board committees may be obtained free of charge by writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Articles of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.

        Our Board of Directors currently consists of Joseph W. Bagan, Richard D. Federico, S.R. (Rollie) Heath, Jr., Delwin D. Hock, Gerald J. (Bud) Laber, George J. Pilmanis, Michel M. Robert, Richard D. Smith and Richard S. Warzala. Based on the recommendation of our Governance and Nominating Committee, all incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of a majority of the votes cast is required for the election of directors. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the nine nominees named below. All nominees have agreed to serve if elected.

        If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

 Nominees for Election as Directors

        The biography of each director nominee below contains information regarding that person's principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Governance and Nominating Committee to conclude that the person should serve as a member of our Board of Directors.

        Joseph W. Bagan, age 47—Mr. Bagan is a veteran strategist and business leader having worked in a number of executive leadership roles in both corporate and consulting environments. He has served as a director since February 2012. Since June 2007, he has been the Chairman of the Board of Sharklet Technologies, a Denver based bio-technology company, and was the Chief Executive Officer from 2007 through 2010. Since January 2008, he has also been the Chairman of the Board of RevGen Partners, a business and technology management consulting company. From July 2010 through January 2012, he was Chief Operating Officer of Clear Channel Outdoor Holdings. Prior to that, Mr. Bagan held a number of executive positions with Adelphia Communications, Ricochet Wireless Networks and AT&T Broadband. He started his career at Arthur Andersen and was a partner in the Consulting Practice and led the Southwestern United States High Tech and Communications consulting practice for the firm.

        Richard D. Federico, age 57—Mr. Federico has over thirty years of operational, strategy and investment acumen. He has served as a director since February 2012. Since October 2011 he has been a Managing Director at Ocean Tomo, a merchant banc specializing in intellectual capital equity. Since January 2002, as Managing Director of Sterling Partners, he worked with a number of Sterling portfolio investments to build, capture and maximize best-in-class practices across the network, along with instituting effective governance at the portfolio level. He remains a Senior Advisor to Sterling Partners. His background also includes senior management positions with companies including Fisher Scientific, The Millard Fillmore Health System (MFHS), The Science Kit Group and KPMG. He is involved with numerous private and non-profit boards and currently serves on the EduTone Board of Directors and as a Senior Operating Advisory Board member to Sound Harbor.

        S.R. (Rollie) Heath, Jr., age 74—Mr. Heath has served as a director of the Company since August 2007. He is a recognized civic and business leader in Colorado, currently serving as a State Senator from District 18. He is also the founding partner of NorthStone Group, a company that advises and educates boards of directors and executive teams on leadership development and decision making. Mr. Heath has extensive knowledge of, and experience with, the manufacturing industry. Mr. Heath spent 17 years in senior management with Johns Manville Corporation and later became the chairman, CEO and a co-founder of Ponderosa Industries, a precision metal parts manufacturing company.

        Delwin D. Hock, age 77—Mr. Hock has served as a director of the Company since February 1997 and was Chairman of the Board of Directors from May 2005 to May 2009. In May 2009, Mr. Hock was appointed Lead Director of the Independent Directors. Mr. Hock has many years of executive management experience. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors of that company in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company.

        Gerald J. (Bud) Laber, age 68— Mr. Laber was appointed as a director of the Company on November 3, 2010. He has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen LLP. He holds a degree from the University of South Dakota and is a certified public accountant. Mr. Laber is currently on the board of directors and chair of the audit and compensation committees of Smart Balance Inc., chair of the audit committee and member of the compensation committee at Scott's Liquid Gold and chair of the audit committees of Qualmark Corporation and is the president of the Catholic Foundation of Northern Colorado.

        George J. Pilmanis, age 73—Mr. Pilmanis has served as a director of the Company since 1993. Mr. Pilmanis has almost forty years of management and consulting experience. He has extensive background in international business development. Prior to his retirement in 2003, he was chairman and president of Balriga International Corp. Mr. Pilmanis has held executive and technical positions with Storage Technology Corp., Calcomp, Deloite Touche, TRW Systems, and IBM.

        Michel M. Robert, age 70—Mr. Robert has served as a director of the Company since July 2004. Mr. Robert has many years of experience in guiding both public and private companies in developing their corporate strategy, which includes identifying their driving force and the critical issues that must be addressed to accomplish its corporate strategy, as well as deploying strategies to address the critical issues. He founded Decision Processes International, Inc. (DPI) in 1980 to provide consulting services in the field of strategy development and deployment. He is currently Chief Executive Officer and

President of DPI. Mr. Robert has been published in a wide array of business magazines and journals and has authored several books.

        Richard D. Smith, age 64—Mr. Smith has served as a director of the Company since August 1996 and as Executive Chairman of the Board of Directors since May 2009. Mr. Smith has broad executive management experience with the Company and extensive knowledge and experience in accounting and financial matters. He served as Chief Executive Officer from August 1998 until May 2009. He served as President from August 1998 until May 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983. Pursuant to Mr. Smith's employment agreement, as long as he is the Chief Financial Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

        Richard S. Warzala, age 58—Mr. Warzala has served as director of the Company since August 2006. Mr. Warzala has strong management and technical background in the motion control industry. In May 2009, He was appointed President and Chief Executive Officer. Prior to May 2009 Mr. Warzala was President and Chief Operating Officer of the Company since May 2002 and has been employed by the Company since October 2001. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries Inc., and continued as President until 1999, when it was acquired by Danaher Corporation where he served as President of the Motion Components Group until 2001. From 1976 to 1993, he held various management positions at American Precision Industries, Inc. Pursuant to Mr. Warzala's employment agreement, as long as he is the President and Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

Nominating Procedures

        The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Governance and Nominating Committee decides not to nominate a member for re-election, the Governance and Nominating Committee first considers the appropriateness of the size of the board. If the Governance and Nominating Committee determines the board seat should be retained and a vacancy exists, the Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Skills and characteristics that are considered include judgment, accountability, integrity, experience, technical skills, diversity, financial literacy, mature confidence, high performance standards, time, other board appointments, industry knowledge, and degree of independence from management.

        In identifying suitable candidates for nomination as a director, the Governance and Nominating Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Governance and Nominating Committee takes into consideration such factors as it deems appropriate, including those included in the Corporate Governance Principles, which are available at www.alliedmotion.com.

        While we do not have a formal policy or guidelines regarding diversity of membership of our Board of Directors, our Corporate Governance Principles recognize the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion, our Board has not attempted to define "diversity," or otherwise require that the composition of our Board include individuals from any particular background or who possess specific attributes. The Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or guidelines regarding board diversity or define diversity as it relates to the composition of our Board of Directors.

        The Board of Directors will consider nominees recommended by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company's Secretary at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, within the time periods set forth under "Shareholder Proposals for the 2013 Annual Meeting."

Board Leadership Structure

        The Board has established the position of Lead Director to assist in overseeing the affairs of the Board. The Lead Director is an independent director, currently Mr. Hock, appointed by the Board. The Lead Director's primary responsibilities include providing input to the Executive Chairman regarding agendas for Board and Committee meetings and presiding at all executive sessions of the independent directors. The Board will periodically review its leadership structure and determine if other structures might be appropriate.

        The Board has appointed Mr. Smith as Executive Chairman of the Board. Mr. Smith is also Chief Financial Officer of the Company and thus is not an independent director. The Board believes that having an officer as executive chairman allows him to leverage the substantial amount of information gained from both these roles to lead the Company most effectively. The Board believes that the appointment of an independent Lead Director provides the independent oversight with significant input into corporate governance while maintaining the Company's historical practice of having an Executive Officer also serve as Chairman.

Independent Directors

        Under the corporate governance standards of the Nasdaq Global Market, at least a majority of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must meet the test of "independence" as defined by Nasdaq. The Nasdaq standards provide that to qualify as an "independent" director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company. The Board of Directors has determined that each current director, other than Mr. Warzala, the Company's President and Chief Executive Officer and Mr. Smith, the Company's Chief Financial Officer, satisfies the bright-line criteria and that no other director has a relationship with the Company that would interfere with such person's ability to exercise independent judgment as a member of our Board.

Risk Oversight

        The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board's committees and management's reporting processes. We do not have a formal risk committee; however, our Audit Committee focuses on risk related to accounting, internal controls, financial and tax reporting, and also assesses economic and business risks. Our Compensation Committee identifies and oversees risks associated with our executive compensation policies and practices, and our Governance and Nominating Committee identifies and oversees risks associated with director independence, related party transactions, the implementation of corporate governance policies and also monitors compliance with ethical standards.

Director Stock Ownership Policy

        The Board of Directors believes it is generally desirable for directors to own shares of the Company's stock. By becoming equity owners, the outside directors assume a personal stake in the success or failure of the Company and it aligns their financial interests with the long-term shareholders of the Company. Pursuant to the Director Stock Ownership Policy, which was adopted in 2010, new non-employee directors are to invest the greater of $50,000 or two and one-half times the cash portion of the Board's then annual retainer in the purchase of common stock of the Company (the "Guideline Investment"). For current directors at the time the policy was adopted, the Guideline Investment was set at $50,000. A new non-employee director is allowed a grace period to meet the Guideline Investment in full, from the date of initial election or appointment to the Board through the fifth anniversary of such election or appointment (the "Grace Period"). For current non-employee directors, the five-year Grace Period began as of the original effective date of the Policy. During 2010, a Non-Employee Director Stock in Lieu of Cash Retainer Plan was also adopted. Pursuant to the Plan, each non-employee director may elect to forego receipt of all or a portion of the cash retainer in exchange for newly issued common stock.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors has a standing Audit Committee, Compensation Committee and Governance and Nominating Committee. Each member of each of these committees is "independent" as that term is defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.alliedmotion.com.

Audit Committee

        The Audit Committee of our Board of Directors oversees the Company's financial reporting on behalf of the Board and is responsible for the appointment, replacement, compensation and oversight of the work of the Company's independent auditors. The Audit Committee also reviews the Company's annual and quarterly reports filed with the SEC. The Audit Committee held four meetings during 2011 and consisted of Messrs. Laber (Chairman), Heath and Hock. Each member of the Audit Committee meets the current independence and experience requirements of Nasdaq and the SEC. Mr. Laber has been designated as the Company's "Audit Committee financial expert" in accordance with the SEC rules and regulations and qualifies as a financially sophisticated audit committee member under the Nasdaq listing standards. See "Report of the Audit Committee" below.

Compensation Committee

        The Compensation Committee of our Board of Directors currently consists of Messrs. Pilmanis (Chairman), Hock and Laber. The Compensation Committee has the principal responsibility to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The Compensation Committee also reviews, approves and recommends to the Board for their approval all awards granted under the Company's stock incentive plan and performs other functions regarding compensation as the Board may delegate. The Compensation Committee met three times during 2011.

Governance and Nominating Committee

        The Governance and Nominating Committee (i) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the "independence" of directors, and (ii) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board and each Committee of the Board. The Governance and Nominating Committee of our Board of Directors met four times during 2011 and consisted of Messrs. Hock (Chairman), Heath and Pilmanis.

Board Attendance at Meetings

        The Board of Directors held four meetings in 2011. Our Independent Directors meet in executive session without management directors or management present. These sessions generally take place prior to or following regularly scheduled board meetings. The directors met in such sessions four times during 2011. Each director attended 100% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served. Our Corporate Governance Principles provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2011, the Annual Meeting of Shareholders was attended by all of the directors.

Shareholder Communication With the Board

        We provide an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Executive Chairman of the Board.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        Management is responsible for the Company's financial statements and reporting process. The Company's independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC (EKS&H) is responsible for performing an independent audit of the Company's annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)("PCAOB") and for issuing a report on those statements.

        As members of the Audit Committee, our work is guided by our Audit Committee Charter which is reviewed annually by the Board of Directors. We have completed all Charter tasks scheduled to be performed in 2011 prior to year-end and all Charter tasks scheduled to be performed in 2012 prior to the filing of this proxy statement. Our work included, among other procedures:

          (1)   We pre-approved audit and permitted non-audit services of the Company's independent auditors.

          (2)   We met with management and the independent auditors on a quarterly basis to discuss financial statements and related reports and to review significant accounting and reporting matters.

          (3)   We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards 61, "Communications with Audit Committees," as amended. We received the written disclosures from the independent auditors required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence."

          (4)   Prior to their publication, we reviewed and discussed with management and the independent auditors the Company's December 31, 2011, audited financial statements, the related audit report, and the applicable management's discussion and analysis.

        Based on the work referred to above, we recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Submitted by:
THE AUDIT COMMITTEE
Gerald J. (Bud) Laber, Chairman S.R. (Rollie) Heath Delwin D. Hock

EXECUTIVE COMPENSATION

Executive Officers

        The following provides certain information regarding our executive officers. Each individual's name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers.

        Richard S. Warzala, age 58—Mr. Warzala has served as director of the Company since August 2006. In May 2009, he was appointed President and Chief Executive Officer. Prior to May 2009, Mr. Warzala was President and Chief Operating Officer of the Company since May 2002 and has been employed by the Company since October 2001. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries Inc., and continued as President until 1999, when it was acquired by Danaher Corporation where he served as President of the Motion Components Group until 2001. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

        Richard D. Smith, age 64—Mr. Smith has served as a director of the Company since August 1996 and as Executive Chairman of the Board of Directors since May 2009. He served as Chief Executive Officer from August 13, 1998 until May 12, 2009. He served as President from August 13, 1998 until May 1, 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983.

        Kenneth R. Wyman, age 69—Mr. Wyman was named Vice President of Marketing of the Company in February 2003. He was designated as an executive officer in February 2005. From 2000 to 2002, he was Vice President of Marketing for the Motion Components Group of Danaher Corporation. In 1995, Mr. Wyman joined API Motion as Director of Marketing, and later was named Vice President of Marketing.

Compensation of Executive Officers

        The following table presents information relating to total compensation of the Executive Officers of the Company (the "Named Officers") for the fiscal years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Richard S. Warzala	2011	$345,833	$212,400	$977,182	(2)	$210,772	(3)	$1,746,177
President and Chief	2010	$319,996	$506,687	$556,948		$48,557		$1,432,188
Executive Officer
Richard D. Smith	2011	$297,500	$212,400	$913,431	(4)	$57,518	(5)	$1,480,849
Chief Financial Officer	2010	$285,000	$259,849	$521,823		$48,539		$1,115,211
Kenneth R. Wyman	2011	$144,167	$28,320	$95,078	(6)	$20,492	(7)	$288,057
Vice President of Marketing	2010	$134,619	$6,740	$67,115		$15,560		$224,034

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the average closing bid and ask price of the Company's common stock as reported on the Nasdaq Global Market on the date of grant.

(2)
Non-Equity Incentive Plan Compensation for Mr. Warzala for 2011 includes (a) $456,154 pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors and (b) contribution under the Deferred Compensation Plan of $521,028 upon achievement of Company performance goals established by the Board of Directors..

(3)
All Other Compensation for Mr. Warzala for 2011 includes (a) fair value of personal use of Company provided automobile of $6,946, as determined with reference to IRS regulations, (b) the Company's contribution of $19,315 to tax-qualified defined contribution plans, (c) contribution under the Deferred Compensation Plan of $153,856 to provide Mr. Warzala supplemental retirement benefit, (d) the Company paid life insurance premiums of $24,500, and (e) financial planning services of $6,155.

(4)
Non-Equity Incentive Plan Compensation for Mr. Smith for 2011 includes (a) $392,403 pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors and (b) contribution under the Deferred Compensation Plan of $521,028 upon achievement of Company performance goals established by the Board of Directors.

(5)
All Other Compensation for Mr. Smith for 2011 includes (a) fair value of personal use of Company provided automobile of $17,359, as determined with reference to IRS regulations, (b) the Company's contribution of $19,315 to tax-qualified defined contribution plans and (c) the Company paid life insurance premiums of $20,845.

(6)
Non-Equity Incentive Plan Compensation for Mr. Wyman for 2011 represents amount paid pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors.

(7)
All Other Compensation for Mr. Wyman for 2011 includes (a) auto allowance paid of $6,000, (b) fair value of personal use portion of reimbursed automobile operating expenses of $2,162, as determined with reference to IRS regulations, and (c) the Company's contribution of $12,310 to tax-qualified defined contribution plans.

 Employment Agreements With Certain Named Executive Officers

        The Company has employment agreements with Richard S. Warzala, President and Chief Executive Officer, and Richard D. Smith, Chief Financial Officer. The Agreements have an initial term of five years, through May 2014, and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The Agreements contain the provisions outlined below.

        Base Salary.    The Agreements provide an annual base salary of not less than $275,000 for Mr. Warzala and $285,000 for Mr. Smith, and may be reviewed annually for increase on a merit basis. Mr. Warzala's salary was increased to $386,000 effective March 1, 2012. Mr. Smith's salary was increased to $325,000 effective March 1, 2012.

        Annual Incentive Bonus.    Annual incentive bonuses are paid based on achieving performance criteria recommended annually by the Compensation Committee and approved by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. The amount of incentive that an executive officer may receive is based upon the following two components: an individual target bonus (which is a percentage of the individual's salary), and the Company's performance based on Economic Value Added (EVA). EVA is defined as net operating profit after taxes less a cost of capital charge. For 2011, the individual target bonus was set at 60% for both Messrs. Warzala and Smith. The Company's EVA performance goals are set annually. If the target EVA is achieved, then the target bonus is paid. If the actual EVA achieved falls between the threshold and the target EVA, the bonus awarded is equal to the target bonus multiplied times the prorata percent of the EVA target achieved (0% to 100% of the target bonus amount). If the actual EVA achieved is greater than the target EVA, then the bonus awarded will be greater than 100% of the target bonus amount with the bonus being a certain prorata percent of the incremental EVA achieved above the target EVA.

        For 2011, the Company exceeded performance targets specified at the beginning of 2011 for EVA. Applying the pre-established bonus formula to the financial performance resulted in bonuses for executive officers of 220% of target bonus levels, as set forth in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation and corresponding notes (2), (4) and (6).

        Long-Term Incentive Compensation.    The Company utilizes stock based awards for long-term incentives. In making its determination regarding the grant of stock based awards, the Board considers, among other things, the Employee's responsibilities and efforts and performance in relation to the business plan and forecast, the relationship between the benefits of Restricted Stock or Stock Options and improving shareholder value, the development and performance of the Company's products in the marketplace and an increase in the trading price per share of the Company's Common Stock. The Board also considers customary business practices and Long-Term Incentive Plan benefits granted in comparison to such benefits provided to other executives in similar positions.

        In 2011, Messrs. Warzala and Smith each received grants of 20,000 performance based shares. All performance targets established for 2011 and for the four year period ending December 31, 2014 were met as of December 31, 2011 and therefore all the performance based shares that were granted in 2011 vested on February 24, 2012.

        The Board approved a grant of 30,000 shares for Mr. Warzala and 20,000 shares for Mr. Smith effective February 24, 2012. Of these shares, for each of Messrs. Warzala and Smith, 10,000 will vest 1/3 on each of March 31, 2013, 2014, and 2015, and 10,000 will vest if the established performance goal based on 2012 operating profit is achieved. For Mr. Warzala, an additional 10,000 will vest if the established performance goal based on operating profit is achieved in any of the four years ending December 31, 2015. If the performance goal for either 2012 or the four year period ending December 31, 2015 is not met, none of the performance based shares will vest.

        Nonqulaified Deferred Compensation.    The Company maintains a Deferred Compensation Plan which provides eligible key employees with the opportunity to defer the receipt of base compensation, bonuses, or a combination thereof, receive an allocation of any discretionary amount contributed to the Plan by the Company and receive an allocation of any performance based contributions by the Company. During 2011, no participants elected to defer any compensation and no discretionary amounts, other than described below, were contributed to the Plan. Performance based contributions are set annually based on performance goals. For 2011, annual performance based contributions for Messrs. Warzala and Smith were based on the Company achieving an 8% return on beginning shareholders' equity adjusted for the issuance of any Company stock during the year. If an 8% return was not achieved, no performance contribution would be awarded. If a return in excess of 8% was achieved, an amount equal to 25% of such excess is contributed equally to Messrs. Warzala and Smith. For 2011, a performance contribution of $521,028 for each of Messrs. Warzala and Smith was earned and contributed to the Plan. For 2012, annual performance based contributions for Messrs. Warzala and Smith will be based on the Company achieving a 12% return on beginning shareholders' equity.

        Effective May 31, 2011 Mr. Warzala's agreement was amended to add supplemental retirement contributions. Under this amendment, the Company will make an annual contribution of $153,856 each May beginning in 2011 and for the next seven years ending in 2017. These contributions are guaranteed provided Mr. Warzala does not voluntarily terminate his employment and will be payable if his employment is terminated due to Employee's death, Disability, involuntary termination by the Company without Cause, or at any time and for any reason after a Change in Control. The contributions will be treated as Discretionary Contributions under the Deferred Compensation Plan.

        Other Provisions.    Messrs. Warzala and Smith participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each with an automobile, personal financial planning, an annual physical examination and with life insurance for which the executive may designate the beneficiaries.

        In the event of termination prior to a change in control, the Agreements provide for continuation of salary, insurance benefits and other bonus prorations or settlements as outlined below.

        Retirement.    Payments upon retirement will be made pursuant to a retirement arrangement established with the Named Officer's consent, which may provide for the settlement of the Annual Incentive Bonus for the current year.

        Termination for Cause.    Termination for cause payments include salary continuation through the date of termination and benefit continuation until the end of the termination month.

        Death.    Upon death, salary continues to the end of the month containing the date of death and for three months following. Any proration of the Annual Incentive Bonus is at the Board of Directors' discretion.

        Disability.    In the case of disability, salary is continued until the end of the term of the employment agreement, as adjusted for any compensation payable under any Company paid disability plan, or until long term disability insurance becomes effective. Benefits are continued as generally provided by the Company to its employees in accordance with the Company's disability plan. Any proration of the Annual Incentive Bonus is at the Board of Directors' discretion.

        Involuntary Termination for other than Cause, Retirement, Death or Disability.    Involuntary termination payments include salary continuation through the end of the termination month and for twelve months following termination. For one year following the termination, medical, dental, long-term disability and life insurance benefits equal to the coverage provided to the employee at the time of termination are provided. An amount equal to 90% of the base salary at time of termination is to be paid in lieu of the annual bonus and an equity award is granted at the discretion of the Board for the fiscal year in which employment is terminated.

Consulting Agreement

        Effective January 4, 2011, the Company entered into a five-year consulting agreement with Mr. Smith that will become effective upon his anticipated retirement as a full time employee of the Company on March 31, 2013. Upon his retirement, Mr. Smith will receive an annual consulting fee and will be available to work part time as an independent contractor on assignments as requested by the Chief Executive Officer and agreed upon by Mr. Smith. After his retirement, Mr. Smith will continue to serve as a Board Member of the Company as recommended by the Board of Directors and approved by the Company's shareholders.

Change in Control Agreements

        The Company has entered into separate agreements with Messrs. Warzala, Smith and Wyman, for termination resulting within 90 days prior to or 24 months following a change in control of the Company. The agreements are extended automatically on January 1 of each year to a total term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding such January (meaning that notice must be given at least 15 months prior to termination). Under the terms of the agreements, upon termination by the Company (other than for cause as defined in the agreement) or by the executive for good reason (as defined in the agreement), they are entitled to receive a severance payment equal to 2.5 times (one times for Mr. Wyman) the sum of current annual base salary plus the highest amount paid or payable under the Annual Incentive Bonus Plan for any of the three preceding fiscal years, an allocation for incentive compensation for the current year up to the date of termination and a monthly payment for a two year period equal to 25% of the base salary for the individual to acquire insurance benefits. Any payments due under the Long-Term Incentive Payment Plan shall be paid in accordance with the plan provisions. The Company has a similar agreement (providing one times severance payments) with one other key officer. The change in control agreements are applicable to a change in control of the Company and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. The Board of Directors has considered termination of these agreements and determined that the reasons for executing the agreements are valid and concluded that notices of non-renewal of Messrs. Warzala and Smith would not be in the best interests of the shareholders. However, the Board of Directors determined that Mr. Wyman's responsibilities have changed and no longer fit with the purpose of the agreements and therefore, he was served notice that his agreement would not be extended, and would, therefore, expire at the end of 2012.

Outstanding Equity Awards at 2011 Fiscal Year End

        As of December 31, 2011, all option awards are expired.

        The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2011.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard S. Warzala	112,692	(2)	$635,583
Richard D. Smith	46,026	(3)	$259,587
Kenneth R. Wyman	5,333	(4)	$30,078

(1)
Value is based on the closing price of the Company's common stock of $5.64 on December 31, 2011, as reported on the Nasdaq Global Market.

(2)
Performance targets established in 2011 were met as of December 31, 2011 and therefore, 20,000 shares vested February 17, 2012. Assuming continued employment with the Company, 48,013 shares vest on March 31, 2012, 41,346 shares vest on March 31, 2013, and 3,333 shares vest on March 31, 2014.

(3)
Performance targets established in 2011 were met as of December 31, 2011 and therefore, 20,000 shares vested February 17, 2012. Assuming continued employment with the Company, 14,680 shares vest on March 31, 2012, 8,013 shares vest on March 31, 2013, and 3,333 shares vest on March 31, 2014.

(4)
Assuming continued employment with the Company, 2,001 shares vest on March 31, 2012, 1,999 shares vest on March 31, 2013 and 1,333 shares vest on March 31, 2014.

Option Exercises and Stock Vested in 2011

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting by the Named Executive Officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard S. Warzala	60,000	$273,600	100,741	$709,272
Richard D. Smith	60,000	$223,718	67,407	$475,934
Kenneth R. Wyman	10,000	$37,700	1,000	$7,000

(1)
Value realized equals the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
Value realized equals the market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

Director Compensation for 2011

        The Board of Directors holds four regular full day meetings each year. Through March 2012, non-employee directors received an annual retainer of $20,000, paid quarterly, plus $1,000 per full day meeting of the board attended and $600 per telephone meeting attended. The Audit Committee chairman receives an annual retainer of $7,000, the Compensation Committee and Governance and

Nominating Committee chairmen each receive an annual retainer of $4,500 and each committee member receives a $1,800 annual retainer, each of which are paid quarterly.

        Beginning April 2012, non-employee directors will receive an annual retainer of $22,000, paid quarterly, plus $1,200 per full day meeting of the board attended and $600 per telephone meeting attended. The Audit Committee chairman will receive an annual retainer of $7,200, the Compensation Committee and Governance and Nominating Committee chairmen will each receive an annual retainer of $4,700 and each committee member will receive a $2,000 annual retainer, each of which are paid quarterly.

        The following table shows the compensation paid by the Company to non-employee Directors for 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
S. R. (Rollie) Heath, Jr.	$27,800	$21,240	$49,040
Delwin D. Hock	$33,950	$28,320	$62,270
Gerald J. (Bud) Laber	$34,750	$10,620	$45,370
George J. Pilmanis	$32,175	$24,780	$56,955
Michel M. Robert	$24,250	$21,240	$45,490

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the average closing bid and ask price of the Company's common stock as reported on the Nasdaq Global Market on the date of grant.

        As of December 31, 2011, all option awards are expired.

        The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2011 is shown below:

Name	Number of Shares Unvested Stock Awards
Joseph W. Bagan	—	(1)
Richard D. Federico	—	(1)
S. R. (Rollie) Heath, Jr.	5,152
Delwin D. Hock	7,153
Gerald J. (Bud) Laber	6,500
George J. Pilmanis	6.319
Michel M. Robert	5,152

(1)
Messrs. Bagan and Federico were elected to the Board of Directors effective February 2012.

        The Board approved grants of restricted shares to each of the non-employee directors effective February 24, 2012, with one-third vesting each year on March 31, 2013, 2014 and 2015 as follows: Messrs. Bagan and Federico, 5,000 shares each; Messrs. Hock and Laber, 4,000 shares each; Mr. Pilmanis 3,500 shares; Messrs. Robert and Heath, 3,000 shares each.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

        To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of the Record Date, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
Richard S. Warzala	829,111	(2)	9.6%
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Eugene E. Prince	673,580	(3)	7.8%
7560 Panorama Drive
Boulder, Colorado 80303
Richard D. Smith	652,493	(4)	7.6%
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
J. Landis Martin	482,408		5.6%
200 Fillmore Street, Suite 200
Denver, Colorado 80206

(1)
The percentages are based upon 8,644,882 shares of Common Stock outstanding as of the Record Date.

(2)
Includes 122,692 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 10,332 shares of Common Stock credited to the Company's Employee Stock Ownership Plan ("ESOP") account of Mr. Warzala and 65,501 shares of Common Stock held by Mr. Warzala's children.

(3)
Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

(4)
Includes 46,026 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 14,439 shares of Common Stock credited to the ESOP account of Mr. Smith and 510,259 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 900 shares held by Mr. Smith's wife's IRA.

 Security Ownership of Management and Directors

        The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of the Record Date:

Directors, Nominees and Executive Officers	Amount of Common Stock Beneficially Owned		Percentage of Common Stock(1)
Joseph W. Bagan.	5,000	(2)	*
Richard D. Federico	5,000	(2)	*
S. R. (Rollie) Heath, Jr.	23,698	(3)	*
Delwin D. Hock	58,493	(4)	*
Gerald J. (Bud) Laber	17,500	(5)	*
George J. Pilmanis	47,009	(6)	*
Michel M. Robert	222,380	(7)	2.6%
Richard D. Smith	652,493	(8)	7.6%
Richard S. Warzala	829,111	(9)	9.6%
Kenneth R. Wyman	35,489	(10)	*
Employee Stock Ownership Plan	357,971	(11)	4.1%
All directors, nominees and executive officers as a group	2,221,655	(12)	25.7%

*
Less than 1.0%.

(1)
The percentages are based upon 8,644,882 shares of Common Stock outstanding as of the Record Date.

(2)
Includes 5,000 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(3)
Includes 8,152 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(4)
Includes 11,153 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(5)
Includes 10,500 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(6)
Includes 9,819 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(7)
Includes 8,152 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 160,000 shares held by Mr. Robert's IRA. Includes 46,900 shares held by Mr. Robert's Childrens' trusts, of which Mr. Robert's wife is a co-trustee.

(8)
See note (4) under "Security Ownership of Certain Beneficial Owners."

(9)
See note (2) under "Security Ownership of Certain Beneficial Owners."

(10)
Includes 10,333 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 7,718 shares of Common Stock credited to the ESOP account of Mr. Wyman.

(11)
Includes all shares of the Company's ESOP plan of which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP.

(12)
Includes (i) 236,827 shares of Common Stock granted to directors and executive officers as incentive restricted shares under the Company's stock incentive plans that have not yet vested; and (ii) 357,971 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 14,439 shares of Common Stock held by the ESOP for the account of Mr. Smith, 10,332 shares of Common Stock held by the ESOP for the account of Mr. Warzala and 7,718 shares of Common Stock held by the ESOP for the account of Mr. Wyman.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2011, except that one individual filed one Form 4 to report Common Stock transactions late and one individual filed one Form 5 to report Common Stock transactions that should have been reported earlier.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC (EKS&H) to act as auditors for the fiscal year ending December 31, 2012. EKS&H has served as the independent registered public accounting firm for the Company since 2006. A representative of EKS&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

        At the Annual Meeting, the shareholders will be asked to ratify the selection of EKS&H as the Company's independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company's independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company's independent auditors.

        The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of EKS&H. The directors of the Company unanimously recommend a vote "FOR" the ratification of EKS&H as the Company's independent registered public accounting firm for 2012. Unless otherwise instructed, proxies will be voted "FOR" ratification of the appointment of EKS&H.

        The following table shows the fees paid by the Company for the audit and other services provided by EKS&H for 2011 and 2010.

	2011	2010
Audit Fees(1)	$191,000	$180,000
Audit-Related Fees(2)	31,000	31,000
Tax Fees(3)	125,159	58,250

Total	$347,159	$269,250

(1)
Audit fees include amounts related to professional services provided in connection with the audits of the Company's annual financial statements, reviews of the Company's quarterly financial statements and audit services provided in connection with other regulatory filings,

(2)
Audit-related fees consist of benefit plan audits.

(3)
Tax fees include fees for tax compliance and tax consulting. In 2011, approximately $71,000 of Tax fees related to International Tax Planning.

        The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee's approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman, but the decision is subsequently reported to the full Audit Committee.

        The Audit Committee has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants' independence and has determined that those services have not adversely affected EKS&H's independence.

        The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company's independent public accounting firm for 2012.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED "FOR" THE RATIFICATION.

 OTHER MATTERS

        Our management does not know of any other matters to come before the 2012 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS
FOR THE 2013 ANNUAL MEETING

Proposals for the Company's Proxy Material

        Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company's 2013 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary, no later than November 22, 2012, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2013 Annual Meeting of Shareholders.

 Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company's Proxy Material

        For any shareholder proposal to be presented in connection with the 2013 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

        Based upon a meeting date of May 9, 2013 for the 2013 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2013 Annual Meeting of Shareholders should give written notice to the Company's Secretary not later than March 10, 2013 and not earlier than February 8, 2013.

        The specific requirements of these advance notice and eligibility provisions are set forth in Article II of the Company's Bylaws, a copy of which is available upon request.

        Such requests and any shareholder proposals should be sent to the Secretary of the Company at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112.

BY ORDER OF THE BOARD OF DIRECTORS
SUSAN M. CHIARMONTE Secretary
March 16, 2012

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Ste. 150
Englewood, CO 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Delwin D. Hock and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Allied Motion Technologies Inc. (the "Company") to be held on May 10, 2012, and at all adjournments thereof, with respect to the following:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF
ALLIED MOTION TECHNOLOGIES INC.
MAY 10, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
https://materials.proxyvote.com/019330

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED AND
"FOR" ALL OTHER PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1.	To elect nine directors to hold office until the next Annual Meeting of shareholders.
NOMINEES:
B.W. Bagan, R.D. Federico, S.R. Heath, Jr., D. D. Hock, G.J. Laber, G. J. Pilmanis, M.M. Robert, R.D. Smith, R.S. Warzala
	☐	FOR ALL NOMINEES
	☐	WITHHOLD AUTHORITY for all nominees
	☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

Item 2.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2012
	☐	FOR	☐	AGAINST	☐	ABSTAIN

         This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and FOR ratification in Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:
Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.